                                                                     EXHIBIT 4.3

                              The Gillette Company,
                                     Issuer

                                       To

                                 Bank One, N.A.,
                                     Trustee

                                     -------

                          FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of March 11, 2003

                           Supplementing the Indenture

                           Dated as of April 11, 2002

                                     -------

                                  $300,000,000

                          2.875% Senior Notes due 2008

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND OTHER PROVISONS OF
GENERAL APPLICATION...............................................................................................   2
   Section 1.01.  Definitions.....................................................................................   2
   Section 1.02.  Section References..............................................................................   2
ARTICLE II DESIGNATION AND TERMS OF THE NOTES.....................................................................   2
   Section 2.01.  Establishment of Series.........................................................................   2
   Section 2.02.  Variations in Terms of Notes....................................................................   3
   Section 2.03.  Amount and Denominations; The Depositary; Form; Legend..........................................   3
   Section 2.04.  Interest Rates and Interest Payment Dates.......................................................   4
   Section 2.05.  Form and Other Terms of the Notes...............................................................   4
   Section 2.06.  Redemption, No Sinking Fund.....................................................................   4
   Section 2.07.  Defeasance......................................................................................   4
   Section 2.08.  Payment.........................................................................................   5
ARTICLE III MISCELLANEOUS.........................................................................................   5
   Section 3.01.  Effect on Original Indenture....................................................................   5
   Section 3.02.  Counterparts....................................................................................   5
   Section 3.03.  Recitals........................................................................................   5
   Section 3.04.  Governing Law...................................................................................   5

         This Fifth Supplemental Indenture, dated as of March 11, 2003, between The Gillette Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Prudential Tower Building, Boston, Massachusetts 02199, and Bank One, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"), having its Corporate Trust Office at 153 West 51st Street, New York, New York 10019.

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of April 11, 2002, as amended and supplemented by the Fourth Supplemental Indenture dated as of November 8, 2002 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Company (the "Securities") may be issued from time to time; and

         WHEREAS, Section 301 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture in order to supplement the Original Indenture by establishing the form and terms of one series of Securities to be known as the Company's "2.875% Senior Notes due 2008"; and

         WHEREAS, the Company and the Trustee desire to enter into this Fifth Supplemental Indenture for the purposes set forth in Sections 301 and 901 of the Original Indenture as referred to above; and

         WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Fifth Supplemental Indenture; and

         WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

         NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE
WITNESSETH:

         For and in consideration of the purchase of the Notes (as defined below) to be issued hereunder by Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                              ARTICLE I

             DEFINITIONS AND OTHER PROVISONS OF GENERAL APPLICATION

Section 1.01.     Definitions

         All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Fifth Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture."

         "Depositary" shall have the meaning set forth in Section 2.03 hereof.

         "Interest Rate" shall have the meaning set forth in Section 2.04(a) hereof.

         "Interest Payment Date" shall have the meaning set forth in Section 2.04(a) hereof.

         "Note" and "Notes" shall have the meanings set forth in Section 2.01.

         "Original Issue Date" shall mean the date upon which the Notes (as hereinafter defined) are initially issued by the Company, such date to be set forth on the face of each of the Notes.

         "Record Date" shall mean the first day (whether or not a Business Day) of the calendar month in which the related Interest Payment Date occurs. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

         "Stated Maturity" shall mean March 15, 2008.

Section 1.02.     Section References

         Each reference to a particular section set forth in this Fifth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fifth Supplemental Indenture.

                              ARTICLE II

                  DESIGNATION AND TERMS OF THE NOTES

Section 2.01.     Establishment of Series

         There is hereby created a series of Securities to be known and designated as the "2.875% Senior Notes due 2008" (collectively, the "Notes" and individually, a "Note"), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

Section 2.02.     Variations in Terms of Notes

         Subject to the terms and conditions set forth in the Original Indenture and in this Fifth Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

Section 2.03.     Amount and Denominations; The Depositary; Form; Legend

         The initial principal amount of Notes that may be issued under this Fifth Supplemental Indenture is limited to $300,000,000. Without the consent of the Holders of the Notes, the Company may from time to time issue additional Securities in unlimited principal amounts having the same ranking and the same interest rate, maturity and other terms as the Notes, which additional Securities shall constitute Notes hereunder and which, together with the Notes, shall constitute a single series of Securities for purposes of the Original Indenture. The authorized denominations of Notes shall be $1,000 or integral multiples of $1,000. The Notes shall be denominated and payable in U.S. dollars.

         The Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of The Depository Trust Company or its successor ("Depositary"), or its nominee who is hereby designated as "Depositary" under the Original Indenture. The Notes will be initially issued as Global Securities.

         For so long as the Notes are Global Securities, the Notes shall bear a legend on the face thereof in substantially the following form:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note may not be exchanged in whole or in part for a security registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Every security authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Note will be a Global Security subject to the foregoing, except in such limited circumstances."

Section 2.04.     Interest Rates and Interest Payment Dates

         (a) The Notes shall bear interest at the annual rate of 2.875% (the "Interest Rate") from, and including, the Original Issue Date until the principal thereof is paid or duly made available for payment. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing on September 15, 2003. Such interest will be payable to the Holder thereof as of the related Record Date.

         (b) The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following paragraph, the amount of interest payable for any period shorter or longer than a full six-month period for which interest is computed will be computed on the basis of 30-day months, except that, during any partial month, interest will be computed on the basis of the actual number of days elapsed in such month.

         (c) If any Interest Payment Date or the Stated Maturity would otherwise be a day that is not a Business Day, the payment required to be made on or at such Interest Payment Date or the Stated Maturity will be made on the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity to the date of such payment on the next succeeding Business Day, in each case with the same force and effect as if made on such date.

Section 2.05.     Form and Other Terms of the Notes

         Attached hereto as Exhibit A is the form of Note, which form is hereby established as the form in which Notes may be issued.

Section 2.06.     No Redemption, No Sinking Fund

         The Notes will not be subject to redemption prior to the Stated Maturity. The Notes are not entitled to the benefit of any sinking fund or analogous provision.

Section 2.07.     Defeasance

         Subject to the conditions of Article 13 of the Original Indenture, the Notes shall be defeasible pursuant to Section 1302 of the Original Indenture.

Section 2.08.     Payment

         The Company shall pay the principal of the Notes on the Stated Maturity. Payment of the principal of and any interest on the Notes shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, or during any time the Company shall fail to maintain such office or agency, the Corporate Trust Office of the Trustee (in either case, which shall constitute the Place of Payment under the Original Indenture), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                   ARTICLE III

                                  MISCELLANEOUS

Section 3.01.     Effect on Original Indenture

         This Fifth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Fifth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Fifth Supplemental Indenture shall together constitute one and the same instrument.

Section 3.02.     Counterparts

         This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

Section 3.03.     Recitals

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

Section 3.04.     Governing Law

         This Fifth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date and year first written above.

                                           THE GILLETTE COMPANY

                                           By:/s/ Gail F. Sullivan
                                           ---------------------------------
                                           Name:  Gail F. Sullivan
                                           Title: Vice President and Treasurer

                                           BANK ONE, N.A., as Trustee

                                           By:/s/ Michael Pinzon
                                           ---------------------------------
                                           Name:  Michael Pinzon
                                           Title: Authorized Officer

Commonwealth of Massachusetts       )
                                    ) ss:
County of Suffolk.                  )

         On the 11th day of March, 2003, before me personally came
Gail F. Sullivan, to me known, who, being by me duly sworn, did depose and say that he/she is VP & Treasurer of The Gillette Company, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.

                                             /s/ Elizabeth A. Wilson
                                             ___________________________________
                                             My commission expires: 1/24/08
State of New York.         )
                           ) ss:
County of New York         )

On the 10th day of March, 2003, before me personally came Michael Pinzon, to me known, who, being by me duly sworn, did depose and say that he/she is an officer of Bank One, N.A., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.
                                            /s/ Jennifer Travaglini
                                            ___________________________________
                                            Jennifer Travaglini
                                            Notary Public, State of New York
                                            No. 01TR6081333
                                            Qualified in New York County
                                            Commission expires November 04, 2006

                                    Exhibit A

                                  Form of Note

CUSIP NO.: 375766 AL6                            PRINCIPAL AMOUNT:  $300,000,000

REGISTERED NO. 001

                              THE GILLETTE COMPANY

                           2.875% Senior Note due 2008

[X]      Check this box if the Note is a Global Note.
         Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note may not be exchanged in whole or in part for a security registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Every security authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Note will be a Global Security subject to the foregoing, except in such limited circumstances.

ORIGINAL ISSUE DATE:        INTEREST RATE: 2.875% per    SINKING FUND: N/A
March 11, 2003              annum.
                                                         YIELD TO MATURITY: N/A
                            INTEREST PAYMENT DATES:
STATED MATURITY: March 15,  March 15 and September       DEPOSITARY: The
2008                        15 of each year, commencing  Depository Trust
                            September 15, 2003.          Company

         THE GILLETTE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount set forth on the face of this Note on the Stated Maturity set forth on the face of this Note, upon the presentation and surrender hereof at the principal corporate trust office of Bank One, N.A., or its successor in trust (the "Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum equal to the Interest Rate set forth on the face of this Note from, and including, the Original Issue Date set forth on the face of this Note until the principal hereof is paid or duly made available for payment.

         Interest will be payable in arrears on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related "Regular Record Date", which is the first day (whether or not a Business
Day) of the calendar month in which the related Interest Payment Date occurs.

         Interest on this Note will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following paragraph, the amount of interest payable for any period shorter or longer than a full six-month period for which interest is computed will be computed on the basis of 30-day months, except that, during any partial month, interest will be computed on the basis of the actual number of days elapsed in such month.

         If any Interest Payment Date or the Stated Maturity would otherwise be a day that is not a Business Day, the payment required to be made on or at such Interest Payment Date or the Stated Maturity will be made on the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity to the date of such payment on the next succeeding Business Day, in each case with the same force and effect as if made on such date.

         Payment of the principal of and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, or during any time the Company shall fail to maintain such office or agency, the Corporate Trust Office of the Trustee (in either case, which shall constitute the Place of Payment under the Indenture), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, THE GILLETTE COMPANY has caused this instrument to be duly executed.

Dated: March 11, 2003

TRUSTEE'S CERTIFICATE                      THE GILLETTE COMPANY
OF AUTHENTICATION

This is one of the Securities of the
series designated therein referred         By: _________________________________
to in the within-mentioned                 Name:  Gail F. Sullivan
Indenture.                                 Title: Vice President and Treasurer

BANK ONE, N.A.,
As Trustee

                                           Attested to:

By: _________________________________      By: _________________________________
         Authorized Officer                Name:  William J. Mostyn, III
                                           Title: Corporate Secretary

                                (REVERSE OF NOTE)

                              THE GILLETTE COMPANY

                           2.875% Senior Note due 2008

         This Note is one of a duly authorized series of debt securities (herein called, the "Securities") of the Company, issued and to be issued under an Indenture dated as of April 11, 2002, as amended and supplemented by the Fourth Supplemental Indenture, dated as of November 8, 2002 and the Fifth Supplemental Indenture, dated as of March 11, 2003 (as such has been or shall be amended or supplemented, the "Indenture"), between the Company and Bank One, N.A., as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated as "2.875% Senior Notes due 2008" (herein called the "Notes").

                         NO REDEMPTION; NO SINKING FUND

         The Notes will not be subject to redemption prior to the Stated Maturity. The Notes are not entitled to the benefit of any sinking fund or analogous provision.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes and of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                OTHER PROVISIONS

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared, or shall become, due and payable in the manner and with the effect provided in the Indenture.

         Subject to the conditions of Article 13 of the Indenture, the Notes shall be defeasible pursuant to Section 1302 of the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. For certain purposes, and with certain exceptions, set forth in the Indenture, the Company and the Trustee may amend the Indenture or the Notes without the consent of any Holders of the Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of The State of New York.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM              -- as tenants in common
  TEN ENT              -- as tenants by the entireties
  JT TEN               -- as joint tenants with right of survivorship and not as
                             tenants in common
  CUST                 -- as Custodian
  U/G/M/A              -- Uniform Gift to Minors Act

         Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

-----------------------------------------------

-----------------------------------------------

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Security of THE GILLETTE COMPANY and does hereby irrevocably constitute and appoint __________________________________________________

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ______________________        ____________________________________

                                     ____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.